Exhibit 15.1

May 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 3, 2005 on our review of interim financial information of Boston Edison Company for the three month periods ended March 31, 2005 and March 31, 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 (No. 333-111476) dated December 23, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts